                            ARTICLES OF INCORPORATION

                                      OF

                               IDEAL HOMES, INC.


      We, the undersigned, being citizens of the United States and residents of the State of New Mexico, hereby associate ourselves together for the purpose of forming a corporation under the laws of the State of New Mexico, and hereby certify:

                                    ARTICLE I

      The name of the corporation shall be Ideal Homes, Inc.

                                   ARTICLE II

      The location of the principal office of the corporation in the State of New Mexico is 615 First National Bank Building, Albuquerque, County of Bernalillo, State of New Mexico. John P. Dwyer is designated as the statutory agent in charge thereof, and upon whom process against the corporation may be served.

                                   ARTICLE III

      The objects for which the corporation is formed are as follows:

      To acquire by purchase, lease or otherwise and to improve and develop real property. To survey, plat, lay-out, grade, pave and dedicate roads, streets, avenues, highways, alleys and parks.

      To buy, sell, mortgage, exchange, lease, hold for investment or otherwise use and operate real estate of all kinds, improved or unimproved, and any right or interest therein.

      To erect, or cause to be erected, on any lands owned, held or occupied by the corporation, buildings or other structures, and to manage, operate, lease, rebuild, enlarge, alter or improve any such buildings or other structures, and to encumber or dispose of any lands or any buildings or other structures and any streets, shops, suites, rooms or part of any buildings or other structures at any time owned or held by the corporation.

      To acquire by purchase, lease or otherwise, any personal property deemed necessary or useful in the equipment, furnishing, improvement, development or managment of any property, real or personal, at any time owned, held or occupied by the corporation, and to invest, trade and deal in any personal property deemed beneficial to the corporation, and to encumber or dispose of any personal property at any time owned or held by the corporation.

      To acquire by subscription, purchase or otherwise, to hold for investment or for resale, to sell, purchase and in all ways deal with stocks, bonds, mortgages, notes, certificates of indebtedness and other obligations and securities of corporations, private or public, foreign or domestic. To do all things suitable and proper for the protection, conservation or enhancement of the value of stocks, securities or other properties held by it, including the exercise of the right to vote thereon.

      To enter into, make, perform and carry-out contracts of every kind for any lawful purposes pertaining to its business with any individual, entity, firm, association or corporation or with any governmental, municipal or public authority.

      To do everything necessary, proper, convenient or incidental to the accomplishment of the purposes and objects of the corporation or which is calculated directly or indirectly to promote the welfare or interest of the corporation or enhance the value or render profitable any of its property or rights.

      To have and exercise all the rights, powers or privileges now or hereafter conferred by the laws of the State of New Mexico upon corporations organized under the laws under which this corporation is organized, and any and all acts amendatory thereof and supplemental thereto.

      To do any and all of the things in this article set forth to the same extent as natural persons might or could do within or without the State of New Mexico as principals, agents, trustees or otherwise and either alone or in company with others.

                                 ARTICLE IV

      The authorized capital stock of the corporation shall be Two hundred fifty thousand and No/100 ($250,000.00) Dollars, divided into Two thousand five hundred (2,500) shares, at a par value of One hundred and no/100 ($100.00) Dollars each, and the amount of stock with which the corporation shall commence business shall be the sum of Ten thousand and No/100 ($10,000.00) Dollars.

                                 ARTICLE V

      The term of existence of this corporation shall be One hundred (100) years.

                                 ARTICLE VI

      At all elections of directors of this corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for these provisions as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all such votes for a single director, or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

                                ARTICLE VII

      The names and postoffice addresses of the incorporators and the number of shares of stock of this corporation subscribed by each are as follows:

      E. Lee Hanosh                            60 shares
      609 Calle del Contento NE
      Albuquerque, New Mexico

      G.M. Raines                              20 shares
      Grants, New Mexico

      John P. Dwyer                            20 shares
      615 First National Bank Building
      Albuquerque, New Mexico

      IN WITNESS WHEREOF, we have hereunto set our hands and seals this 22 day of April, 1958.

     /s/ E. Lee Hanosh                              /s/ G.M. Raines
----------------------------                ------------------------------
E. Lee Hanosh                               G.M. Raines

                          /s/ John P. Dwyer
                     ----------------------------
                     John P. Dwyer

STATE OF NEW MEXICO  )
                     )ss.
COUNTY OF BERNALILLO )


      On this 22 day of April, 1958, before me personally appeared E. LEE HANOSH, G.M. RAINES, and JOHN P. DWYER, to me known to be the persons described in and who executed the foregoing instrument and acknowledged that they executed the same as their free act and deed.

      WITNESS my hand and seal the day and year last above written.

                                               /s/ Virgil L. Brown
                                               ----------------------------
My commission expires:                               Notary Public

June 8, 1959
---------------------

                            CERTIFICATE OF AMENDMENT TO

                            ARTICLES OF INCORPORATION OF

                                IDEAL HOMES, INC.


KNOW ALL MEN BY THESE PRESENTS THAT:

      WHEREAS, under date of April 23, 1958, the Articles of Incorporation of Ideal Homes, Inc. were filed in the office of the State Corporation Commission of New Mexico, and

      WHEREAS, at a special combined meeting of the stockholders and directors of said corporation held on September 26, 1967, resolutions were unanimously adopted authorizing certain amendments to the Articles of Incorporation,

      NOW THEREFORE, pursuant to the provisions of Section 51-2-20, New Mexico Statutes 1953 Annotated, Articles I, II, III, IV, and VI of the Articles of Incorporation of Ideal Homes, Inc. are hereby amended to read and provide as follows:

                                       I.

                   "The name of the corporation shall be Enerdyne
                   Corporation."

                                       II.

                   "The place in the State of New Mexico where the principal office is to be located is Albuquerque, Bernalillo County, New Mexico. The name and address of the statutory agent upon whom process against the corporation may be served is John P. Dwyer, 606 Bank of New Mexico Building, Albuquerque, New Mexico."

                                       III.

                   "The purposes for which the corporation is formed are:

                   A. To acquire, by purchase, lease or otherwise, and to improve and develop real property: and to survey, plat, lay-out, grades, pave, and dedicate roads, streets, avenues, highways, alleys and parks.

                   B. To buy, sell, mortgage, exchange, lease, hold for investment, or otherwise use and operate real estate of all kinds, improved or unimproved, and any right or interest therein.

                   C. To erect, or cause to be erected, on any lands owned, held or occupied by the corporation, buildings or other structures, and to manage, operate, lease, rebuild, enlarge, alter or improve any such buildings or other structures, and to encumber or dispose of any lands or any buildings or other structures and any streets, shops, suites, rooms or part of any buildings or other structures at any time owned or held by the corporation.

                   D. To buy, sell, exchange, lease acquire and otherwise deal in lands, mines, mineral rights and claims, timber and timber rights, oil and gas wells, royalties or other interests in oil and gas, mineral or other natural resource rights, plants, pipe lines and all other means of property transmission and transportation.

                   E. To carry on any and all business relating to the exploration for and development, production and marketing of natural resources, and to do all acts and things incidental to such businesses; to explore for, mine, mill, concentrate, convert, smelt, treat, refine, prepare for market, manufacture, buy, sell, exchange, and otherwise produce, process and deal in all kinds of ores, metals, minerals, oil, natural gas, timber and timber rights, water power and any and all other natural resources, and the products and by-products thereof, of any kind and description, and by whatever means the same can be and may hereafter be produced, processed, handled or dealt in.

                   F. In connection with any or all of the foregoing activities, to acquire, either by purchase or lease, use, employ, sell and deal in all suitable apparatus, machinery, equipment and facilities for prosecuting and carrying on the said activities.

                   G. To borrow money, to draw, make, accept, endorse, transfer, assign, execute and issue bonds, debentures, promissory notes and other evidences of indebtedness; and for the purpose of securing any of its obligations or contracts, to convey, transfer, assign, deliver, mortgage or pledge, all or any part of the property or assets at any time owned or held by this corporation, under such terms and conditions as the Board of Directors shall authorize as may be permitted by law.

                   H. To carry on any lawful business whatsoever in connection with the foregoing which is calculated, directly or indirectly, to promote the interests of the corporation or on this the 26th day of September, 1967.


                                          IDEAL HOMES, INC.


                                          By /s/ E. Lee Hanosh
                                             ---------------------------
                                                 President


ATTEST:


/s/ John P. Dwyer
----------------------
   Secretary


STATE OF NEW MEXICO   )
                      )   ss.
COUNTY OF BERNALILLO  )

          The foregoing instrument was acknowledged before me this 28th day of September, 1967, by E. Lee Hanosh, President of Ideal Homes, Inc., a New Mexico corporation, on behalf of said corporation.


                                          /s/ Virgil L. Brown
                                          ------------------------------
                                               Notary Public

My Commission Expires:
June 8, 1971
----------------------


                           CONSENT OF STOCKHOLDERS

          We, the undersigned, being the owners of all of the issued and outstanding stock of Ideal Homes, Inc., by these presents consent to the above and foregoing amendments.

                                          /s/ E. Lee Hanosh
                                          -------------------------------
                                          E. LEE HANOSH


                                          /s/ James J. Hanosh
                                          -------------------------------
                                          JAMES J. HANOSH


                                          /s/ John P. Dwyer
                                          ---------------------------------
                                          JOHN P. DWYER

                          ARTICLES OF AMENDMENT TO

                        THE ARTICLES OF INCORPORATION

                                     OF

                            ENERDYNE CORPORATION


          Pursuant to the provisions of Section 51-26-4 of the New Mexico Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

          1.  The name of the corporation is Enerdyne Corporation.

          2. The following amendments to the Articles of Incorporation as originally filed or heretofore amended were adopted by the directors and shareholders of the corporation at a combined special meeting on February 14, 1968 in the manner prescribed by the New Mexico Business Corporation Act:

                                ARTICLE II

          The address of the registered office of the corporation is 724 Bank of New Mexico Building, Albuquerque, Bernalillo County, New Mexico, and the name of its registered agent at such address is John P. Dwyer.

                                ARTICLE V

          The corporation shall have perpetual existence.

                              ARTICLE VIII

          No stockholder of the corporation shall, because of his ownership of stock, have any preemptive or preferential right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of the corporation issued, optioned, or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warranties to purchase stock of the corporation authorized by these Articles of Incorporation or any amendment thereto may at any time be issued, optioned for sale, and sold or disposed of by the corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may to such Board seem proper without first offering such stock or securities, or any part thereof, to existing stockholders.

          3. The number of shares of the corporation outstanding at the time of such adoption was one hundred shares of the One Hundred Dollar ($100.00) par value capital stock; and the number of shares entitled to vote thereon was one hundred shares of said stock.

          4. There was no other class of stock outstanding entitled to vote on said amendments as a class.

          5. The number of shares voted for such amendment was one hundred; and there were no shares voted against such amendment.

          6. Said amendments did not provide for any exchange, reclassification, or cancellation of issued shares.

          7. Said amendments did not effect any change in the amount of stated capital.

          DATED February 15, 1968.


                                          ENERDYNE CORPORATION


                                          By /s/ E. Lee Hanosh
                                            ------------------------------
                                                   President


                                            /s/ John P. Dwyer
                                            ------------------------------
                                                   Secretary


                                 VERIFICATION

STATE OF NEW MEXICO  )
                     )  ss.
COUNTY OF BERNALILLO )

          I, Virgil L. Brown, a Notary Public do hereby certify that on this 15th day of February 1968, personally appeared before me E. LEE HANOSH, who, being by me first duly sworn, declared that he is the President of Enerdyne Corporation, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                          /s/ Virgil L. Brown
                                          --------------------------------
                                                Notary Public

My Commission Expires:
June 8, 1971
----------------------

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                              ENERDYNE CORPORATION

     Pursuant to the provisions of Section 51-26-7 of the New Mexico Business Corporation Act, the undersigned cororation adopts the following Restated Articles of Incorporation:

                                   ARTICLE I

     The name of the corporation shall be Enerdyne Corporation.

                                   ARTICLE II

     The address of the registered office of the corporation is 724 Bank of New Mexico Building, Albuquerque, Bernalillo County, New Mexico, and the name of its registered agent at such address is John P. Dwyer.

                                  ARTICLE III

     The purposes for which the corporation is formed are:

     A. To acquire by purchase, lease or otherwise, and to improve and develop real property; and to survey, plat, lay-out, grade, pave, and dedicate roads, streets, avenues, highways, alleys and parks.

     B. To buy, sell, mortgage, exchange, lease, hold for investment, or otherwise use and operate real estate of all kinds, improved or unimproved, and any right or interest therein.

     C. To erect, or cause to be erected, on any lands owned, held or occupied by the corporation, buildings or other structures, and to manage, operate, lease, rebuild, enlarge, alter or improve any such buildings or other structures, and to encumber or dispose of any lands or any buildings or other structures and any streets, shops, suites, rooms or part of any buildings or other structures at any time owned or held by the corporation.

     D. To buy, sell, exchange, lease acquire and otherwise deal in lands, mines, mineral rights and claims, timber and timber rights, oil and gas wells, royalties or other interests in oil and gas, mineral or other natural resource rights, plants, pipe lines and all other means of property transmission and transportation.

     E. To carry on any and all business relating to the exploration for and development, production and marketing of natural resources, and to do all acts and things incidental to such businesses; to explore for, mine, mill, concentrate, convert, smelt, treat, refine, prepare for market, manufacture, buy, sell, exchange, and otherwise produce, process and deal in all kinds of ores, metals, minerals, oil, natural gas, timber and timber rights, water power and any and all other natural resources, and the products and by-products thereof, of any kind and description, and by whatever means the same can be and may hereafter be produced, processed, handled or dealt in.

     F. In connection with any or all of the foregoing activities, to acquire, either by purchase or lease, use, employ, sell and deal in all suitable apparatus, machinery, equipment and facilities for prosecuting and carrying on the said activities.

     G. To borrow money, to draw, make, accept, endorse, transfer, assign, execute and issue bonds, debentures, promissory notes and other evidences of indebtedness; and for the purpose of securing any of its obligations or contracts, to convey, transfer, assign, deliver, mortgage or pledge, all or any part of the property or assets at any time owned or held by this corporation, under such terms and conditions as the Board of Directors shall authorize as may be permitted by law.

     H. To carry on any lawful business whatsoever in connection with the foregoing which is calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its property; and to have and exercise all the rights, powers and privileges now or hereafter conferred by the laws of the State of New Mexico upon corporations formed under the laws referred to herein, or under any laws amendatory thereof, supplemental thereto, or substituted therefor, and to do any and all of the things hereinbefore set forth to the same extent as a natural person might or could do.

     I. This corporation shall have the power to conduct business in other states or in foreign countries and may have one or more offices out of the State of New Mexico.

     J.  Each purpose specified in any clause or paragraph contained in this
Article III shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

                                  ARTICLE IV

     The amount of the authorized capital stock of the corporation shall be Two Million and No/100 Dollars ($2,000,000.00), said stock to be divided into two million (2,000,000) shares of common stock, each share of which shall have a par value of One Dollar ($1.00). The amount of capital with which the corporation shall begin business is One Thousand and No/100 Dollars ($1,000.00).

                                  ARTICLE V

     The corporation shall have perpetual existence.

                                  ARTICLE VI

     The management of the corporation shall be vested in a Board of Directors consisting of such number of directors as may be provided by the By-Laws from time to time, who may, but need not, be stockholders and until otherwise so provided, said Board of Directors shall consist of three (3) members. The Board of Directors, except as limited by law, shall have the right to make, adopt, alter, amend and repeal By-Laws for the corporation, fixing and altering the number of its directors, and providing for the management of its property, the regulation and government of its affairs, and the transfer of its stock.

                                   ARTICLE VII

     The names and post office addresses of the incorporators and the number of shares of stock of this corporation subscribed by each are as follows:

              E. Lee Hanosh
              609 Callo del Contento, N. E.           60 shares
              Albuquerque, New Mexico

              G. M. Raines
              Grants, New Mexico                      20 shares

              John P. Dwyer
              615 First National Bank Building        20 shares
              Albuquerque, New Mexico

                             ARTICLE VIII

      No stockholder of the corporation shall, because of his ownership of stock, have any preemptive or preferential right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of the corporation issued, optioned, or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warranties to purchase stock of the corporation authorized by these Articles of Incorporation or any amendment thereto may at any time be issued, optioned for sale, and sold or disposed of by the corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may to such Board seem proper without first offering such stock or securities, or any part thereof, to existing stockholders.

      The foregoing Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and supersede the original Articles of Incorporation and all amendments thereto.

      DATED February 15, 1968.

                                           ENERDYNE CORPORATION


                                           By  /s/ E. Lee Hanosh
                                             -------------------------------
                                                  President

                                               /s/ John P. Dwyer
                                             -------------------------------
                                                  Secretary

                                  VERIFICATION

STATE OF NEW MEXICO  )
                     ) ss.
COUNTY OF BERNALILLO )


      I, Virgil L. Brown, a Notary Public do hereby certify that on this 15th day of February 1968, personally appeared before me E. LEE HANOSH, who, being by me first duly sworn, declared that he is the President of Enerdyne Corporation, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                                                /s/ Virgil L. Brown
                                                ------------------------------
                                                       Notary Public
My Commission Expires:

   June 8, 1971
----------------------

                             ARTICLES OF AMENDMENT

                 TO THE RESTATED ARTICLES OF INCORPORATION OF

                             ENERDYNE CORPORATION


     Pursuant to the provisions of Section 51-26-4 of the New Mexico Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation.

     1.  The name of the corporation is Enerdyne Corporation.

     2. The following amendment to the Restated Articles of Incorporation, as heretofore filed, was adopted by the directors and shareholders of the corporation at a combined special meeting on February 7, 1969, in the manner prescribed by the New Mexico Business Corporation Act:

                                  ARTICLE IV

     The amount of the authorized capital stock of the corporation shall be Two Million and No/100 Dollars ($2,000,000.00), said stock to be divided into 4,000,000 shares of common stock, each share of which shall have a par value of Fifty Cents (50 CENTS). The amount of capital with which the corporation shall begin business is One Thousand and No/100 Dollars ($1,000.00).

     3. The number of shares of the corporation outstanding at the time of such adoption was 31,500 shares of the one dollar par value common stock, and the number of shares entitled to vote thereon was 31,500 shares of said stock.

     4. There was no other class of stock outstanding entitled to vote on said amendment as a class.

     5. The number of shares voted for such amendment was 31,500, and there were no shares voted against such amendment.

     6. Said amendment, by providing for a reduction in the par value of the stock of the corporation, will require the issued and outstanding stock to be called in and exchanged on the basis of one share of fifty cent par value common stock for each outstanding share of one dollar par value common stock.

     7. Said amendment will result in a reduction in the amount of stated capital from Thirty One Thousand Five Hundred and No/100 Dollars ($31,500.00) to Fifteen Thousand Seven Hundred Fifty and No/100 Dollars ($15,750.00) and allocation of the remaining Fifteen Thousand Seven Hundred Fifty and No/100 Dollars ($15,750.00) to paid in surplus.

     DATED February 13th, 1969.


                                            ENERDYNE CORPORATION


                                            BY: /s/ E. Lee Hanosh
                                               ---------------------------------
                                                           President


                                            BY: /s/ John P. Dwyer
                                               ---------------------------------
                                                           Secretary


                                 VERIFICATION

STATE OF NEW MEXICO    )
                       )  ss
COUNTY OF BERNALILLO   )

     1. Virgil L. Brown, a Notary Public, do hereby certify that on this 13th day of February, 1969, personally appeared before me E. LEE HANOSH, who being by me first duly sworn, declared that he is the President of Enerdyne Corporation, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                                            /s/ Virgil L. Brown
                                            ------------------------------------
                                            Notary Public


My Commission Expires:

June 8, 1971
----------------------

                             ARTICLES OF MERGER
                                     OF
                               PROTALEX, INC.
                                    INTO
                            ENERDYNE CORPORATION

1. Protalex, Inc., a New Mexico corporation, shall be merged into Enerdyne Corporation, a New Mexico corporation. Each outstanding share of common stock of Protalex, Inc. shall be converted into 822 shares of Enerdyne
Corporation. The outstanding shares of common stock of Enerdyne Corporation shall remain outstanding and are not affected by this merger, except that the shares of common stock of Enerdyne Corporation held by Protalex, Inc. shall be cancelled upon the effectiveness of the merger.

2. The effect of the merger and the effective date of the merger are as prescribed by law.

3. Article I of the Articles of Incorporation of Enerdyne Corporation is hereby amended to read as follows: "The name of the corporation shall be Protalex, Inc."

4. Article III of the Articles of Incorporation of Enerdyne Corporation is hereby amended to read as follows: "The purposes for which the corporation is organized are to conduct the research, development, marketing and sale of pharmaceutical agents for use in the treatment of rheumatoid arthritis and other autoimmune diseases and any other lawful business for which corporations may be organized under the New Mexico Business Corporation Act.

5. Article IV of the Articles of Incorporation of Enerdyne Corporation is hereby amended to read as follows: "The aggregate number of shares which the corporation shall have authority to issue shall be Forty Million (40,000,000) shares of common stock, no par value."

6. Protalex, Inc. has only one class of shares and the number of shares outstanding is 10,084. The number of shares voted for the merger was 10,084 and the number of shares voted against the merger was zero.

7. Enerdyne Corporation has only one class of shares and the number of shares outstanding is 1,578,907. The number of shares voted for the merger was 888,808 and the number of shares voted against the merger was 0.

Dated: November 15, 1999.


ENERDYNE CORPORATION                   PROTALEX, INC.

By: /s/ John E. Doherty                By: /s/ John E. Doherty
   ---------------------------             --------------------------
    John E. Doherty, President             John E. Doherty, President


By: /s/ Paul L. Mann                   By: /s/ Paul L. Mann
   ---------------------------             --------------------------
    Paul L. Mann, Secretary                Paul L. Mann, Secretary

     Paul L. Mann, Secretary of Enerdyne Corporation and Secretary of Protalex, Inc., declares under penalty of perjury under the laws of the State of New Mexico that the matters set forth in these articles are true and correct of his own knowledge.


                                       ___________________________________
                                       Paul L. Mann



                                       2